As filed with the Securities and Exchange Commission on May 24, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Weatherford International Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	98-0371344
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

515 Post Oak Boulevard,
Suite 600
Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)
Weatherford International Ltd. 2006 Omnibus Incentive Plan
(Full title of the plan)
Burt M. Martin
Weatherford International Ltd.
515 Post Oak Boulevard, Suite 600
Houston, Texas 77027
(Name and address of agent for service)
(713) 693-4000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities to be	Amount to be	offering price per	aggregate offering	registration
registered	registered	share(1)	price(1)	fee
Common Shares, $1.00 par value	10,000,000 (2)	$50.695	$506,950,000	$54,244

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a Common Share as reported by the New York Stock Exchange, Inc. on May 22, 2006.

(2)	Includes an indeterminable number of Common Shares issuable as a result of the anti-dilution provisions of the Weatherford International Ltd. 2006 Omnibus Incentive Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     Weatherford International Ltd., a Bermuda exempted company (“Weatherford” or “Registrant”), incorporates by reference in this Registration Statement the following documents:
     1. The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 10, 2006;
     1. The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed on May 9, 2006;
     5 The Registrant’s Current Reports on Form 8-K filed on February 3, 2006, February 15, 2006, February 17, 2006, February 21, 2006, March 10, 2006, April 24, 2006, May 5, 2006 and May 15, 2006; and
     6. The description of the Registrant’s common shares, $1.00 par value (“Common Shares”), contained in a registration statement on Form 8-A (File No. 001-31339) filed on May 24, 2002, including any amendment or report filed for the purpose of updating such description.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Certain Bermuda legal matters in connection with the Common Shares registered hereby will be passed upon for the Registrant by its special Bermuda counsel, Conyers Dill & Pearman. An employee of the firm’s affiliated company, Codan Services Limited, is one of the Registrant’s assistant secretaries.
Item 6. Indemnification of Directors and Officers.
     Weatherford International Ltd. is a Bermuda exempted company. Section 98 of the Companies Act of 1981 of Bermuda, as amended (the “Companies Act”), provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law otherwise would be imposed on them in respect to any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.

     Furthermore, Weatherford has entered into indemnification agreements with each of its directors and its executive officers. The indemnification agreements require Weatherford to indemnify its officers and directors, except for liability in respect of their fraud or dishonesty, against expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative and whether formal or informal. The indemnification agreements also provide that Weatherford must pay all reasonable expenses incurred in advance of a final disposition.
     Weatherford has adopted provisions in its bye-laws that provide that it shall indemnify its officers and directors to the maximum extent permitted under the Companies Act. David J. Butters and Robert B. Millard, employees of Lehman Brothers Inc., constitute two of the nine members of the Board of Directors of Weatherford. Under the restated certificates of incorporation, as amended to date, of Lehman Brothers and its parent, Lehman Brothers Holdings Inc., both Delaware corporations, Messrs. Butters and Millard, in their capacity as directors of Weatherford, are to be indemnified by Lehman Brothers and Lehman Brothers Holdings to the fullest extent permitted by Delaware law. Messrs. Butters and Millard are serving as directors of Weatherford at the request of Lehman Brothers and Lehman Brothers Holdings.
     Section 98A of the Companies Act permits Weatherford to purchase and maintain insurance for the benefit of any officer or director of Weatherford in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty, or breach of trust, whether or not Weatherford may otherwise indemnify such officer or director. Weatherford has purchased and maintains a directors’ and officers’ liability policy for such purposes. Messrs. Butters and Millard are insured against certain liabilities which they may incur in their capacities as directors pursuant to insurance maintained by Lehman Brothers Holdings.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

4.1	–	Memorandum of Association of Weatherford International Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 333-85644) filed May 22, 2002).

4.2	–	Memorandum of Increase of Share Capital of Weatherford International Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 333-85644) filed May 22, 2002).

4.3	–	Bye-Laws of Weatherford International Ltd. (incorporated by reference to Annex III to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-85644) filed May 22, 2002).

4.4	–	Certificate of Assistant Secretary as to the adoption of a resolution increasing authorized share capital (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed May 15, 2006).

4.5	–	Credit Agreement dated May 14, 2003, among Weatherford International Ltd., Weatherford International, Inc., JPMorgan Chase Bank, as Administrative Agent, BankOne, NA and Wells Fargo Bank, Texas, N.A., as Co-Syndication Agents, ABN-AMRO Bank, N.V., and The Bank of Nova Scotia, as Co-

Documentation Agents, and Wachovia Bank, National Association, Suntrust Bank, Royal Bank of Canada and Deutsche Bank AG New York Branch, as Co- Managing Agents. (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed July 1, 2003).
4.6	–	Indenture dated May 17, 1996, between Weatherford Enterra, Inc. and Bank of Montreal Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to Weatherford Enterra, Inc.’s Current Report on Form 8-K (File No. 1-7867) dated May 28, 1996).

4.7 –		First Supplemental Indenture dated and effective as of May 27, 1998, between EVI Weatherford, Inc., the successor by merger to Weatherford Enterra, Inc., and Bank of Montreal Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-13086) filed June 2, 1998).

4.8 –		Form of Weatherford Enterra, Inc.’s 7 1/4% Notes due May 15, 2006 (incorporated by reference to Exhibit 4.2 to Weatherford Enterra, Inc.’s Current Report on Form 8-K (File No. 1-7867) dated May 28, 1996).

4.9 –		Second Supplemental Indenture dated June 30, 2000, between Weatherford International, Inc. and The Bank of New York, as successor trustee to Bank of Montreal Trust (including form of Debenture) (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-13086) filed July 10, 2000).

4.10 –		Third Supplemental Indenture dated November 16, 2001, between Weatherford International, Inc. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.11 to Registration Statement on Form S-3 (Reg. No. 333-73770) filed on November 20, 2001).
4.11 –		Fourth Supplemental Indenture dated June 26, 2002, between Weatherford International, Inc., Weatherford International Ltd. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.7 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-31339)).

4.12 –		Indenture dated October 1, 2003, among Weatherford International Ltd., Weatherford International, Inc. and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed October 2, 2003).

4.13 –		Form of Global Note for 4.95% Senior Notes due 2013 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed October 7, 2003).

4.14 –		Guarantee, dated as of October 25, 2005, of Weatherford International, Inc. for the benefit of holders of any notes issued by Weatherford International Ltd., from time to time pursuant to the Issuing and Paying Agent Agreement, dated as of October 25, 2005, between Weatherford International Ltd., Weatherford International, Inc. and JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed October 31, 2005).

4.15 –		Registration Rights, Standstill and Voting Agreement dated August 31, 2005, between Weatherford International Ltd. and Precision Drilling Corporation (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed September 7, 2005).

4.16 –		364-Day Revolving Credit Agreement, dated as of August 25, 2005, among Weatherford International Ltd. and Weatherford Liquidity Management Hungary Limited Liability Company, as Borrowers, Weatherford International, Inc., as Guarantor, and UBS AG, Bank of America, N.A. and Morgan Stanley Senior Funding, Inc. (including form of Promissory Note thereunder) (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File

No. 1-31339) filed August 29, 2005).

4.17 –	Amended and Restated Credit Agreement dated as of January 14, 2005, among Weatherford International Ltd., Weatherford International, Inc., Weatherford Liquidity Management Hungary Limited Liability Company, JPMorgan Chase Bank as Administrative Agent, and the other Lenders party thereto (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed January 20, 2005).

4.18 –	Officers’ Certificate dated as of October 7, 2003 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 1-31339) filed October 7, 2003).

4.19 –	Convertible Debenture Guarantee Agreement dated June 26, 2002, between Weatherford International Ltd. and JP Morgan Chase Bank (incorporated by reference to Exhibit 4.8 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-13086) filed August 14, 2002).

4.20 –	Form of global note for 5.50% Senior Notes due 2016 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 1-31339) filed February 17, 2006).

4.21 –	Officers’ Certificate dated as of February 17, 2006 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 1-31339) filed February 17, 2006).

4.22 –	Second Amended and Restated Credit Agreement dated as of May 2, 2006, among Weatherford International Ltd., Weatherford International, Inc., Weatherford Liquidity Management Hungary Limited Liability Company, JPMorgan Chase Bank as Administrative Agent, and the other Lenders party thereto (incorporated by reference to Exhibit 4.1 to Current Report on 8-K (File No. 1-31339) filed May 5, 2006).

4.23 –	Weatherford International Ltd. 2006 Omnibus Incentive Plan (incorporated by reference to Appendix A to Form DEF 14A (File No. 1-31339), filed on March 23, 2006).

5.1 –	Opinion of Conyers, Dill & Pearman.

23.1 –	Consent of Conyers, Dill & Pearman (included in Exhibit 5.1).

23.2 –	Consent of Ernst & Young LLP.

24.1 –	Powers of Attorney (included on page II-6 of this Registration Statement).
Item 9. Undertakings.
     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 24, 2006.

WEATHERFORD INTERNATIONAL LTD.

By:	/s/ BERNARD J. DUROC-DANNER

Bernard J. Duroc-Danner
President, Chief Executive Officer, Chairman of the Board and Director
(Principal Executive Officer)
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bernard J. Duroc-Danner and Burt M. Martin, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BERNARD J. DUROC-DANNER Bernard J. Duroc-Danner	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	May 24, 2006

/s/ LISA W. RODRIGUEZ Lisa W. Rodriguez	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 24, 2006

/s/ DAVID J. BUTTERS David J. Butters	Director	May 24, 2006

/s/ SHELDON B. LUBAR Sheldon B. Lubar	Director	May 24, 2006

/s/ WILLIAM E. MACAULAY William E. Macaulay	Director	May 24, 2006

Robert B. Millard	Director	May ___, 2006

/s/ ROBERT K. MOSES, JR. Robert K. Moses, Jr.	Director	May 24, 2006

/s/ ROBERT A. RAYNE Robert A. Rayne	Director	May 24, 2006

/s/ NICHOLAS F. BRADY Nicholas F. Brady	Director	May 24, 2006

EXHIBIT INDEX

Exhibit Number	Description
4.1	Memorandum of Association of Weatherford International Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-85644) filed May 22, 2002).

4.2	Memorandum of Increase of Share Capital of Weatherford International Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-85644) filed May 22, 2002).

4.3	Bye-Laws of Weatherford International Ltd. (incorporated by reference to Annex III to the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-85644) filed May 22, 2002).

4.4	Certificate of Assistant Secretary as to the adoption of a resolution increasing authorized share capital (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed May 15, 2006).

4.5	Credit Agreement dated May 14, 2003, among Weatherford International Ltd., Weatherford International, Inc., JPMorgan Chase Bank, as Administrative Agent, BankOne, NA and Wells Fargo Bank, Texas, N.A., as Co-Syndication Agents, ABN-AMRO Bank, N.V., and The Bank of Nova Scotia, as Co-Documentation Agents, and Wachovia Bank, National Association, Suntrust Bank, Royal Bank of Canada and Deutsche Bank AG New York Branch, as Co-Managing Agents. (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed July 1, 2003).

4.6	Indenture dated May 17, 1996, between Weatherford Enterra, Inc. and Bank of Montreal Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to Weatherford Enterra, Inc.’s Current Report on Form 8-K (File No. 1-7867) dated May 28, 1996).

4.7	First Supplemental Indenture dated and effective as of May 27, 1998, between EVI Weatherford, Inc., the successor by merger to Weatherford Enterra, Inc., and Bank of Montreal Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-13086) filed June 2, 1998).

4.8	Form of Weatherford Enterra, Inc.’s 7 1/4% Notes due May 15, 2006 (incorporated by reference to Exhibit 4.2 to Weatherford Enterra, Inc.’s Current Report on Form 8-K (File No. 1-7867) dated May 28, 1996).

4.9	Second Supplemental Indenture dated June 30, 2000, between Weatherford International, Inc. and The Bank of New York, as successor trustee to Bank of Montreal Trust (including form of Debenture) (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-13086) filed July 10, 2000).

4.10	Third Supplemental Indenture dated November 16, 2001, between Weatherford International, Inc. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.11 to Registration Statement on Form S-3 (Reg. No. 333-73770) filed on November 20, 2001).

Exhibit Number	Description
4.11	Fourth Supplemental Indenture dated June 26, 2002, between Weatherford International, Inc., Weatherford International Ltd. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.7 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-31339)).

4.12	Indenture dated October 1, 2003, among Weatherford International Ltd., Weatherford International, Inc. and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed October 2, 2003).

4.13	Form of Global Note for 4.95% Senior Notes due 2013 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed October 7, 2003).

4.14	Guarantee, dated as of October 25, 2005, of Weatherford International, Inc. for the benefit of holders of any notes issued by Weatherford International Ltd., from time to time pursuant to the Issuing and Paying Agent Agreement, dated as of October 25, 2005, between Weatherford International Ltd., Weatherford International, Inc. and JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed October 31, 2005).

4.15	Registration Rights, Standstill and Voting Agreement dated August 31, 2005, between Weatherford International Ltd. and Precision Drilling Corporation (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed September 7, 2005).

4.16	364-Day Revolving Credit Agreement, dated as of August 25, 2005, among Weatherford International Ltd. and Weatherford Liquidity Management Hungary Limited Liability Company, as Borrowers, Weatherford International, Inc., as Guarantor, and UBS AG, Bank of America, N.A. and Morgan Stanley Senior Funding, Inc. (including form of Promissory Note thereunder) (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed August 29, 2005).

4.17	Amended and Restated Credit Agreement dated as of January 14, 2005, among Weatherford International Ltd., Weatherford International, Inc., Weatherford Liquidity Management Hungary Limited Liability Company, JPMorgan Chase Bank as Administrative Agent, and the other Lenders party thereto (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (File No. 1-31339) filed January 20, 2005).

4.18	Officers’ Certificate dated as of October 7, 2003 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 1-31339) filed October 7, 2003).

4.19	Convertible Debenture Guarantee Agreement dated June 26, 2002, between Weatherford International Ltd. and JP Morgan Chase Bank (incorporated by reference to Exhibit 4.8 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-13086) filed August 14, 2002).

4.20	Form of global note for 5.50% Senior Notes due 2016 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 1-31339) filed February 17, 2006).

Exhibit Number	Description
4.21	Officers’ Certificate dated as of February 17, 2006 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (File No. 1-31339) filed February 17, 2006).

4.22	Second Amended and Restated Credit Agreement dated as of May 2, 2006, among Weatherford International Ltd., Weatherford International, Inc., Weatherford Liquidity Management Hungary Limited Liability Company, JPMorgan Chase Bank as Administrative Agent, and the other Lenders party thereto (incorporated by reference to Exhibit 4.1 to Current Report on 8-K (File No. 1-31339) filed May 5, 2006).

4.23	Weatherford International Ltd. 2006 Omnibus Incentive Plan (incorporated by reference to Appendix A to Form DEF 14A (File No. 1-31339), filed on March 23, 2006).

5.1	Opinion of Conyers, Dill & Pearman.

23.1	Consent of Conyers, Dill & Pearman (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Powers of Attorney (included on page II-6 of this Registration Statement).